EXHIBIT 1.2

                         THE COMPANIES ACTS 1931 to 2004

                                   ISLE OF MAN

                       A PUBLIC COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                               GAMING VENTURES plc
                                 (the "Company")

                                   PRELIMINARY


1. Table A (as set out in the Schedule to the Companies (Memorandum and Articles of Association) Regulations 1988) shall not apply to the Company. The articles hereinafter contained shall constitute the regulations of the Company.

                                 INTERPRETATION

2. In these articles, the following words and expressions shall have the following meanings, unless the context otherwise requires:

"Acts"              the Companies Acts 1931 - 2004;

"clear days"        in relation to the period of a notice, that period excluding both the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

"execution"         includes any mode of execution and cognate expressions shall be construed accordingly;

"holder" in relation to any share(s), the member whose name(s) is/are entered in the register of members as the holder(s) of the share(s) and "holders" shall be construed accordingly;

"1931 Act"          the Companies Act 1931;

"1992 Act"          the Companies Act 1992;

"office"            the registered office of the Company for the time being;

"seal"              the common seal of the Company for the time being (if any);

"secretary"         the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

"United Kingdom"    the United Kingdom of Great Britain and Northern Ireland.

3. Unless the context otherwise requires, words or expressions contained in these articles bear the same meaning as in the Acts, but, if a word or expression has more than one definition in the Acts, then the definition to be adopted is that which has the most general application in the Acts.

4.   In these articles, unless the context otherwise requires:

     (a) words and expressions importing the plural shall be deemed to include the singular and vice versa;

     (b)  words and expressions importing one gender only include all genders;

     (c) words and expressions importing persons include companies or associations or bodies of persons whether corporate or unincorporated; and

     (d) a reference to any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as subsequently re-enacted or consolidated and shall also include all instruments, orders and regulations for the time being made thereunder or deriving validity therefrom.

                                  SHARE CAPITAL

5. Subject to the provisions of the Acts and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine, or if there is no relevant resolution or as far as the resolution does not make specific provision, as the directors determine.

6. Subject to the provisions of the Acts, shares may be issued in fractional denominations to the same extent as whole shares.

7.   Subject to the provisions of the Acts and these articles:

     (a) any shares (irrespective of the rights attached to them and including, for the avoidance of doubt, both ordinary shares and preference shares) may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these articles; and

     (b) the redemption of redeemable shares and redeemable preference shares shall be effected on such terms and in such manner, as may be provided by these articles.

8. The Company may exercise the powers of paying commissions conferred by the 1931 Act. Subject to the provisions of the 1931 Act, any such commissions may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

9. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these articles or by law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

10. The shares shall be at the disposal of the directors and (save as otherwise directed by the Company in general meeting) they may allot or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think proper, provided that no shares shall be issued at a discount, except as provided by section 47 of the 1931 Act.

11. The directors may grant options and warrants over shares in favour of such of the Company's members and such other persons and on such terms and conditions as the directors shall, in their sole discretion, think proper. For the avoidance of doubt, the directors shall not be obliged to treat the Company's shareholders equally in the granting of such warrants and options. In this article, the term `warrants' shall mean the right of the recipient of the grant to subscribe for a specified number of shares at a specified price before a specified date and shall not mean a share warrant to bearer.

12. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these articles relating to general meetings shall (in the case of the number of holders of a particular class of shares being two or more) apply mutatis mutandis, but so that the necessary quorum shall be at least two persons holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. In the case of the number of holders of a particular class of shares being one, one person holding or representing all the issued shares of the class shall be a quorum.

13. Subject to the provisions of, and to the extent permitted by, the 1992 Act, the Company may enter into any contract for the purchase of any of its shares of any class (including any redeemable shares) or any contract under which it may, subject to conditions, become entitled or obliged to purchase any such shares. The rights attaching to any class of shares shall not be deemed to be varied by anything done in pursuance of this article 13. The Company shall not be required to select the shares to be purchased on a pro rata basis or in any particular manner as between the holder of the shares of the same class or as between the holders of the shares of difference classes. Subject to the provisions of the 1992 Act, the directors shall have absolute discretion to approve the terms of any contract entered into pursuant to this article 13 and may agree to the variation of any such contract or agree to release or waive any of its rights thereunder.

                               SHARE CERTIFICATES

14.  Every member, upon becoming the holder of any shares, shall be entitled:

     (a) without payment, to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding); or

     (b) to several certificates each for one or more of his shares upon payment, for every certificate after the first, of such reasonable sum as the directors may determine.

15. Every share certificate shall be sealed with the seal (or executed in such other manner as the directors authorise, having regard to the Acts) and shall specify the number, class and distinguishing numbers of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

16. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating such evidence as the directors may determine, but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

                                      LIEN

17. The Company shall have a first and paramount lien on every share (whether fully paid or not) standing registered in the name of any person indebted or under any liability to the Company (whether he shall be the sole registered holder thereof or shall be one of two or more joint holders) for all moneys (whether presently payable or not) payable by him or his estate to the Company. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company's lien on a share shall extend to all distributions of moneys and other assets attributable to it.

18. The Company may sell in such manner as the directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been given to the holder of the shares or to the person entitled to them in consequence of the death or bankruptcy of the holder, demanding payment and stating that, if the notice is not complied with, the shares may be sold.

19. To give effect to a sale, the directors may authorise some person to execute an instrument of transfer of the relevant shares in favour of, or in accordance with, the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale. The transferee shall be registered as the holder of the shares comprised in the transfer (whether the share certificate has been produced or not) and he shall not be bound to see to the application of the purchase consideration.

20. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares immediately prior to the sale.

                         CALLS ON SHARES AND FORFEITURE

21. Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen (14) clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him, notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

22. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

23. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24. If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the rate of five per cent (5%) per annum, but the directors may waive payment of the interest wholly or in part.

25. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call.

26. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

27. If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen (14) clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and all expenses incurred by the Company as a result of the non-payment. The notice shall name the place where payment is to be made and shall state that, if the notice is not complied with, the shares in respect of which the call was made will be liable to be forfeited. The directors may accept a surrender of a share which is liable to be forfeited, in which case, references in these articles to "forfeiture" include "surrender".

28. If the notice is not complied with, any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all distributions attributable to the forfeited share and not paid before the forfeiture.

29. Subject to the provisions of the Acts, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where, for the purposes of its disposal, a forfeited share is to be transferred to any person, the directors may authorise some person to execute an instrument of transfer of the share to that person. The directors may receive the consideration for the share on its disposal and may register the transferee as the holder.

30. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate of 5 per cent (5%) per annum from the date of forfeiture until payment, but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

31. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

                               TRANSFER OF SHARES

32. The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

33. The directors may, at their discretion and without giving any reason for doing so, decline to register a transfer of a share which is not fully paid or over which the Company has a lien. If the directors refuse to register a transfer of any share which is not fully paid they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal as required by section 67 of the 1931 Act.

34. The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall (except in the case of fraud) be returned to the person lodging it when notice of the refusal is given.

                             TRANSMISSION OF SHARES

35. If a member dies or (in the case of a member which is a corporation) is dissolved, the survivor or survivors (where he was a joint holder), and his personal representative(s) or successor in title (where he was a sole holder or the only survivor of joint holders) shall be the only person(s) recognised by the Company as having any title to his interest, but nothing herein contained shall release the estate of a deceased member or successor in title from any liability in respect of any share which had been jointly held by him.

36. A person becoming entitled to a share in consequence of the death, dissolution, bankruptcy or insolvency of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. The directors may, by notice given at the registered address of the member, require the person to make his election within twenty eight (28) clear days of the date of the notice and, if he does not do so, he shall be deemed to have elected to become the holder of the shares. If he elects to become the holder, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person. All articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death, dissolution, bankruptcy or insolvency of the member had not occurred.

37. A person becoming entitled to a share in consequence of the death, dissolution, bankruptcy or insolvency of a member shall (unless he has failed to comply with a notice requiring him to elect under article 36) have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company. When a person becomes entitled to a share transmission, the rights of the holder in relation to it cease. The person entitled by transmission may give a good discharge for dividends and other distributions in respect of the share.

                           ALTERATION OF SHARE CAPITAL

38.  The Company may by ordinary resolution:

     (a) increase its share capital by new shares of such amount as the resolution prescribes;

     (b) consolidate all or any or its share capital into shares of larger amount than such existing shares;

     (c) subject to the provisions of the Acts, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

     (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

39. Whenever, as a result of a consolidation of shares, any members would become entitled to fractions of a share, the directors may, instead of issuing the fractions of a share, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Acts, the Company) and distribute the net proceeds of sale in due proportion among those members and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

40. Subject to the provisions of the Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

                                GENERAL MEETINGS

41. All general meetings other than annual general meetings shall be called extraordinary general meetings.

42. The directors may call general meetings, and on the requisition of a member pursuant to the provisions of the 1931 Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition.

                           NOTICE OF GENERAL MEETINGS

43. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one (21) clear days' notice. All other extraordinary general meetings shall be called by at least fourteen (14) clear days' notice. Notwithstanding the foregoing, a general meeting may be called by shorter notice if it is so agreed by all the members entitled to attend and vote thereat.

44. The notice of a general meeting shall specify the time and place of the meeting, (in the case of special business) the general nature of that business and, in the case of an annual general meeting, shall specify the meeting as such. Subject to the provisions of these articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death, dissolution, bankruptcy or insolvency of a member and to the auditors.

45. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

46. All business that is transacted at an extraordinary general meeting, all business that is transacted at an annual general meeting other than the sanctioning of a dividend, the consideration of the accounts, balance sheets and reports of the directors and auditors, the re-appointment of the auditors and the fixing of the remuneration of the directors and the auditors shall be deemed to be special business.

47. No business shall be transacted at any meeting unless a quorum is present when the meeting commences business. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum. When the Company has a single member, the member or the proxy for the member or a duly authorised representative of the corporation which is the member, shall be a quorum.

48. If, within fifteen (15) minutes (or such longer time not exceeding one hour as the chairman of the meeting decides) from the time appointed for the meeting, such a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved or, if convened in any other way, shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such time and place as the chairman or, failing him, the directors, shall determine. At the adjourned meeting, the quorum shall be a single member present in person or by proxy or (in the case of a member that is a corporation) by its authorised representative.

49. The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but, if neither the chairman nor such other director (if any) shall be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and if there is only one director present and willing to act, he shall be chairman.

50. If no director is willing to act as chairman, or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote may choose one of their number to be chairman.

51. The persons entitled to attend and speak at general meetings and at separate class meetings are the directors (even if they are not members), the auditors (but their right to speak is limited to business which concerns them as auditors) and any other person invited to do so by the chairman.

52. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days' notice shall be given specifying the time and place of the adjourned meeting and (in the case of special business) the general nature of that business. Otherwise it shall not be necessary to give any such notice.

53. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Acts, a poll may be demanded:

     (a)  by the chairman; or

     (b)  by at least two members having the right to vote at the meeting; or

     (c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

     The appointment of a proxy to vote at a general meeting of the Company is deemed also to confer authority to demand or to joint in demanding a poll and, for the purposes of this article 53, a demand by a person as proxy for a member shall be the same as a demand by the member.

54. Unless a poll is duly demanded and the demand is not withdrawn before the poll is taken, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of, or against, the resolution.

55. The demand for a poll may, before the poll is taken, be withdrawn and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

56. A poll shall be taken as the chairman directs and he may (and shall if required to do so by the meeting) appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

57. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

58. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

59. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven (7) clear days' notice shall be given specifying the time and place at which the poll is to be taken.

60. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

                                VOTES OF MEMBERS

61.  Subject to any rights or restrictions attached to any shares:

     (a) on a show of hands, every member who is present in person, by a proxy (who is not himself a member) or by an authorised representative (who is not himself a member) shall have one vote; and

     (b) on a poll, every member entitled to vote shall have one vote for every share of which he is the holder.

62. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy or by an authorised representative, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

63. A member in respect of whom an order has been made by any court having jurisdiction (whether in the Isle of Man or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by the person authorised in that behalf appointed by that court and any such person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with these articles for the deposit of instruments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable unless the directors determine otherwise.

64. No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him or to exercise any privilege as holder of the share unless all moneys presently payable by him in respect of calls on that share have been paid.

65. An objection to the qualification of a voter or to the counting of, or failure to count, a vote may be raised only at the meeting or adjourned meeting at which the vote is tendered. Unless an objection is made in due time, every vote counted and not disallowed at the meeting is valid and every vote disallowed or not counted is invalid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

66. On a poll, votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

67. An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):

                          [o]              plc

     I/We,                     , of

                                                         ,        being        a
     member/members of the above-named Company, hereby appoint

                 of
                         , or failing him,
          of           , as my/our proxy to vote in my/our name(s) and on my/our
     behalf at the annual/extraordinary general meeting of the Company to be
     held on            20 , and at any adjournment thereof.

     signed on                       20

68. Where it is desired to afford members an opportunity of instructing the proxy how he shall act, the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):

                                     [o] plc

     I/We,                                  , of

     member/members of the above-named Company, hereby appoint

                          of
               , or failing him, of
             , as my/our proxy to vote in my/our name(s) and on my/our behalf at the annual/extraordinary general meeting of the Company to be held on 20 , and at any adjournment thereof.

     This form is to be used in respect of the resolutions mentioned below as follows:

          Resolution No. 1 * for * against

          Resolution No. 2 * for * against

     * strike out whichever is not desired.

     Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

     Signed this             day of                    20

69.  The instrument of proxy shall:

     (a)  be valid for an adjournment of the meeting;

     (b) be deemed to confer authority to vote on amendments to resolutions put to the meeting for which authority is given or at an adjournment;

     (c) be deemed to confer authority on the proxy, in relation to any resolution (including an amendment) put to the meeting for which authority is given or at any adjournment, to exercise or to abstain from exercising the relevant votes as the proxy sees fit in his absolute discretion and (in the event that he exercises any or all of such votes) to exercise each such vote in such manner as he sees fit in his absolute discretion, unless in each case the instrument of proxy states otherwise.

70. The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified in such manner as may be approved by the directors may:

     (a) be deposited at the office or at such other place within the Isle of Man as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

     (b) in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

     (c) where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded, be delivered at the meeting at which the poll was demanded, to the chairman or to the secretary or to any director, and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid, unless the directors determine otherwise.

71. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

72. A member which is a corporation may, by notice delivered to the Company at the office, authorise such person as it sees fit to act as its representative either at a particular general meeting or at all general meetings held after the date thereof. The person so authorised may exercise the same powers on behalf of his appointor as the appointor could exercise if it were an individual member of the Company. An authorised representative present at a general meeting shall be deemed to be a member present in person. On receipt of a notice which the Company reasonably believes to have been authorised by a corporation as aforesaid, then the Company shall be entitled (without further enquiry):

     (a) to treat the person named in any such notice as the duly authorised representative of the member; and

     (b) if the authority is granted to such person in respect of a particular general meeting, to treat the appointment of such person as extending to any adjournment thereof; and

     (c) if the authority is neither expressed to be granted only in respect of a particular general meeting not otherwise restricted in scope, to treat the appointment as a continuing authority from the date of such notice in respect of all general meetings (including adjournments thereof) held thereafter, unless, and until, the Company receives notice of the determination of such appointment in accordance with article 71. This article is without prejudice to the right of the directors to require any such person to produce such further or other evidence of his authority as they see fit.

                               NUMBER OF DIRECTORS

73. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum.

74.  The minimum number of directors shall be two.

75. A majority of directors shall not be resident for taxation purposes in the United Kingdom.

                            APPOINTMENT OF DIRECTORS

76. The shareholding qualification for directors may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required.

77. Either the Company (by ordinary resolution) or the directors may appoint as a director any person who is willing to act, either to fill any casual vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed in accordance with these articles as the maximum number of directors.

78. No person, other than a first director, shall be appointed a director in general meeting unless at least seven (7) days' and not more than fourteen
     (14) days' notice shall have been left at the office of the intention to propose him, together with a notice in writing by the person to be proposed of his willingness to be appointed.

                               ALTERNATE DIRECTORS

79. A director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him PROVIDED THAT no person who is resident for taxation purposes in the United Kingdom may be appointed an alternate director unless his appointor is also so resident for taxation purposes in the United Kingdom and PROVIDED FURTHER THAT no person who is resident in such territories or jurisdictions as the directors may from time to time determine may be appointed as an alternate director if his appointment would cause a majority of the directors present at such meeting (including such alternate) to be resident in such territory or jurisdiction.

80. An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and generally to perform all the functions of his appointor as a director in his absence, but shall not be entitled to receive any remuneration from the Company for his services as an alternate director. An alternate director who is also a director or who acts as an alternate director for more than one director shall have one vote for every director represented by him in addition to his own vote if he is also a director. An alternate director, in his capacity as such, is not entitled to vote on a resolution on which his appointor is not entitled to vote.

81. An alternate director shall cease to be an alternate director for his appointor if his appointor ceases to be a director but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires; any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

82. Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and delivered to the office or tendered at a meeting of the directors or in any other manner approved by the directors.

83. Save as otherwise provided in these articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

84.  The office of a director shall be vacated if:

     (a) he ceases to be a director by virtue of any provision of the Acts or he becomes prohibited by law from being a director; or

     (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     (c) he becomes of unsound mind or a patient for any purpose of any law (of any jurisdiction) relating to mental health and the directors (excluding the director concerned and, in his capacity as such, any alternate director appointed by the director) resolve that his office be vacated; or

     (d) he resigns his office by notice delivered to the Company at the office or tendered at a meeting of the directors; or

     (e) he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and his alternate (if any) does not attend in his place and the directors (excluding the director concerned and, in his capacity as such, any alternate director appointed by the director) resolve that his office be vacated; or

     (f)  he is removed from office by a resolution passed in accordance with article 85 or the provisions of the 1931 Act; or

     (g) if subsequent to his appointment he becomes resident for taxation purposes in the United Kingdom and as a result thereof a majority of the directors are resident for taxation purposes in the United Kingdom.

85.  The Company may, by special resolution, remove any director from office.

                               POWERS OF DIRECTORS

86. Subject to the provisions of the Acts, the memorandum and these articles and to any directions given by special resolution, the business of the Company shall be managed by the directors who may exercise all the powers of the Company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this article shall not be limited by any special power given to the directors by these articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

87. Without prejudice to the generality of the foregoing article, the directors may from time to time at their discretion, raise or borrow, without the consent of the members in general meeting, such sum or sums of money (without limit as to amount) for the purposes of the Company's business as they may think fit and may secure the repayment of or raise any such sum or sums as aforesaid in such manner and upon such terms and conditions and in all other respects as they may think fit, and in particular by mortgages, deeds of bond and security, or other charges upon the whole or any part of the property and assets of the Company, present or future, including its uncalled or unissued capital, or by the issue at such price as they may think fit, of bonds or debentures or debenture stock of the Company, either charged upon the whole or any part of the property and assets of the Company, or not so charged, or in any other way that the directors may think expedient, and the directors may issue debentures or debenture stock or paid-up shares to any person or persons as consideration for the purchase of any goodwill, business or property purchased by the Company. The directors may exercise all the powers of the Company to guarantee the payment, performance or discharge of any debt, liability or obligation of any third party.

                        DELEGATION OF DIRECTORS' POWERS

88. The directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers PROVIDED THAT any such attorney or attorneys shall exercise all such powers authorities and discretions outside the United Kingdom and any decisions taken and directions given by him or them shall be taken and given outside the United Kingdom. The Company may exercise the powers conferred by sections 32 and 104 of the 1931 Act and those powers shall accordingly be exercisable by the directors.

89. The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying. No such appointment or delegation carrying executive powers shall be held by a director at any time where he is resident for taxation purposes in the United Kingdom.

                      DIRECTORS' APPOINTMENTS AND INTERESTS

90. A director may hold any other office or place or profit under the Company, except that of auditor, upon such terms as to remuneration, tenure of office and otherwise as may be determined by the directors.

91. Subject to the provisions of the Acts, the directors may appoint one or more of their number resident for taxation purposes outside the United Kingdom to the office of managing director or to any other executive office under the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate (unless:

     (a)  the terms of his appointment otherwise provide; or

     (b) the directors (excluding the director concerned and, in his capacity as such, any alternate director appointed by the director) resolve otherwise),

     if he ceases to be a director, but without prejudice to any claim to damages for breach of the contract of service between the director and the Company.

92. Subject to the provisions of the Acts and provided that he has disclosed to the directors the nature and extent of his interest in accordance with these articles, a director notwithstanding his office:

     (a) may enter into, or otherwise interested in, a contract with the Company or in which the Company is otherwise interested;

     (b) may hold any other office in the Company (other than the office of auditor) in conjunction with his office of director and may act in a professional capacity for the Company, on such terms as to tenure of office, remuneration and otherwise as the directors determine;

     (c) may continue to be, or become, a director or other officer, employee or member of, or otherwise interested in, or be a party to a contract with, any body corporate promoted by the Company or in which the Company is otherwise interested, as a member or otherwise, or which is a holding company of the Company or a subsidiary of the Company or of the Company's holding company; and

     (c) shall not, by reason of his office, be accountable to the Company for any profit, remuneration or other benefit which he derives from any such contract, office or employment,

     and a contract shall not be liable to be avoided on the ground of any such interest or benefit. For the purposes of this article, "contract" includes an arrangement, transaction or proposal.

93.  For the purposes of the foregoing article:

     (a) a general notice given to the directors by a director to the effect that he is to be regarded as having an interest of the nature and extent specified in the notice in any contract in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such contract of the nature and extent so specified; and

     (b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

                DIRECTORS' REMUNERATION, GRATUITIES AND PENSIONS

94. The directors shall be entitled to such remuneration for their services as such as may from time to time be determined by the Company in general meeting and, unless otherwise directed, any such remuneration shall be deemed to accrue from day to day and shall be divided amongst them as they may agree, or, failing agreement, equally. The directors shall also be entitled to be repaid all travelling and hotel expenses reasonably incurred by them respectively in or about the performance of their duties as directors.

95. Subject to the provisions of the Acts, the directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held, but no longer holds, any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor of the Company or of any such subsidiary and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

                            PROCEEDINGS OF DIRECTORS

96. Subject to the provisions of these articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. No meetings of directors shall be held in the United Kingdom and any decision reached or resolution passed by the directors at any meeting which is held in the United Kingdom shall be invalid and of no effect. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

97. The quorum for the transaction of the business of the directors may be fixed by the directors and, unless so fixed at any other number, shall be two but so that if the majority of the directors present are resident for taxation purposes in the United Kingdom the directors present irrespective of their number shall not constitute a quorum for any purpose except that specified in the next following article. For the avoidance of doubt alternate directors for this purpose shall be classed as resident in their own jurisdiction and not deemed to be resident in that of the director whose alternate they are. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. An alternate director who is also a director is treated as two directors at a meeting at which his appointor is not present, but at least one other director must be present to constitute a quorum.

98. The continuing directors, or a sole continuing director, may act notwithstanding any vacancies in their number, but if and so long as:

     (a) the number of director(s) is reduced below the minimum number fixed by, or in accordance with, these articles; or

     (b) a majority of the directors are resident for taxation purposes in the United Kingdom the continuing directors, or director, may act for the purpose of filling up vacancies in their number or of summoning general meetings of the Company, but not for any other purpose. If there be no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

99. The directors may appoint one of their number resident for taxation purposes outside the United Kingdom to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

100. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

101. A resolution in writing signed by all the directors for the time being entitled to receive a notice of meeting of the directors shall be as valid and effectual as a resolution passed at a meeting of the directors duly convened and held outside the United Kingdom and may consist of several documents in the like form each signed by one or more of the directors, but a resolution signed by an alternate need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. No resolution in writing shall be valid if a majority of those signing sign it within the United Kingdom.

102. Save as otherwise provided by these articles, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which conflicts or may conflict with the interest of the Company, provided that he has declared the nature of his interest in accordance with these articles and section 148 of the 1931 Act.

103. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote. If this would result in there not being a quorum, the meeting shall proceed as if the resolution had not been part of its business.

104. If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote which is not resolved by his voluntarily agreeing to abstain from voting, the question (except where the director concerned is the chairman of the meeting) may, before the conclusion of the meeting, be referred to the chairman of the meeting. If the question concerns the chairman, it shall be decided by a resolution of the directors, for which purpose the chairman shall be counted in the quorum, but shall not be entitled to vote. The chairman's ruling or the resolution of the shall be final and conclusive.

105. Any director or member of a committee of the directors may participate in a meeting of the directors or such committee by means of telephonic or similar communications whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. For the avoidance of doubt, provided that sufficient number of the directors or members of such committee can hear each other as aforesaid, it shall not be necessary for two or more of them to be present in the same location in order to constitute a quorum for the purposes of such meeting. The location of such a telephonic meeting shall be deemed to be the place at which the chairman of the meeting was located at the time of the meeting which must in any event be outside the United Kingdom. The majority of directors participating in such a meeting must be resident for taxation purposes outside the United Kingdom.

                             MANAGEMENT AND CONTROL

106. The management and control of the business of the Company shall be in and from such place outside the United Kingdom as the directors shall decide.

                                    SECRETARY

107. Subject to the provisions of the Acts, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may resign or be removed from office by the directors, but without prejudice to any right of compensation to which he is entitled. The secretary shall be a person not resident for taxation purposes in the United Kingdom.

                                     MINUTES

108. The directors shall cause minutes to be made in books kept for the purpose:

     (a)  of all appointments of officers made by the directors; and

     (b) of all proceedings at meetings of: the Company; the holders of any class of shares in the Company; the directors; and committees of directors, including the names of the directors present at such meeting.

                                    THE SEAL

109. The Company shall have a company seal.

110. The seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and, unless otherwise so determined, it shall be signed by a director and by either the secretary or a second director.

                                    DIVIDENDS

111. Subject to the provisions of the Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

112. Subject to the provisions of the Acts, the directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

113. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

114. A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

115. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post, at the risk of the person to whom it is sent, to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. The Company has no responsibility for sums delayed in the post or in the course of transfer of where it has complied with directions given in accordance with this article.

116. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share. Unclaimed dividends may be invested or otherwise made use of for the benefit of the Company until claimed.

117. Any dividend which has remained unclaimed for three (3) years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the Company.

                               ACCOUNTS AND AUDIT

118. No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the directors or by ordinary resolution of the Company, but they shall at all times be open for inspection by the Company's officers.

119. The Company shall cause accounting records to be kept in accordance with the requirements of the Acts. The Company shall prepare or cause to be prepared such accounts, balance sheets and reports as may be required by the Acts and by the laws of the Isle of Man.

                            CAPITALISATION OF PROFITS

120. The directors may, with the authority of an ordinary resolution, of the
     Company:

     (a) subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company's share premium account or capital redemption reserve or other reserve or fund;

     (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve or other reserve or fund and any profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

     (c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this article in fractions; and

     (d) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

                                     NOTICES

121. Any notice to be given to or by any person pursuant to these articles shall be in writing, except that a notice calling a meeting of the directors or any committee of the directors need not be given in writing.

122. The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, notices given to any one of them shall be sufficient notice to all of them. If the registered address of a member is, or the registered addresses of joint holders are, outside the British Islands, he or they may give to the Company an address within the British Islands at which notices may be given and notices shall be sent to him or them at that address. The member or joint holders shall not otherwise be entitled to receive any notices from the Company.

123. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

124. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

125. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of forty-eight (48) hours after the envelope containing it was posted. A notice which is served by being left at the registered address of the addressee shall be deemed to have been given when it was left there.

126. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them by name or by the title of representatives of the deceased or trustee of the bankrupt or by any like description at the address, if any, within the British Islands supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

                                   WINDING UP

127. If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Acts, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

                                    INDEMNITY

128. Subject to the provisions of the Acts, but without prejudice to any indemnity to which any director or other officer may otherwise be entitled, every director or other officer or auditor of the Company shall be entitled to be indemnified out of the assets of the Company against:

     (a) all losses or liabilities which he may sustain or incur (otherwise than as a result of his own negligence or default) in the performance of his duties as such or otherwise in relation thereto; and

     (b) any liability incurred by him in defending any proceedings, whether civil or criminal, in which:

          (i)  judgment is given in his favour; or

          (ii) the proceedings are withdrawn or settled on terms which do not include a finding or admission of a material breach of duty by him; or

          (iii) he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, and no director or other officer or auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in such circumstances.

129. Subject to the provisions of the Acts, the directors may purchase and maintain at the expense of the Company indemnity insurance for the benefit of the directors or other officers or the auditors of the Company against liability which attaches to them or loss or expenditure which they incur in relation to anything done or omitted or alleged to have been done or omitted as directors, officers or auditors.

Name and address                                                     Number of
of subscribers                     Signature                        Shares Taken
--------------                     ---------                        ------------

[o]

[o]



Dated this             day of    July 2006


Witness to the above signatures